STOCK TRANSFER AND LICENSE AGREEMENT

         AGREEMENT made October 31, 1999 between The Daedalus Project, Inc., a Virginia Corporation (hereinafter called "TDP" and "Licensor") and Daedalus Building Systems, Inc., a Delaware Corporation (hereinafter called "DBS" and "Licensee").

                                   WITNESSETH:

         WHEREAS, TDP is the owner of potential patents, technology, processes, and trade secrets with respect to composite housing.

         WHEREAS, TDP raised monies from investors to refine said technology and processes and to acquire assets of a manufacturing facility in Ontario, Canada.

         WHEREAS, TDP, in conjunction with the selling of its shares, promised and covenanted that any subscriber shall receive an equal amount of shares in any entity created for the purpose of public ownership.

         WHEREAS, TDP created DBS for the purpose of manufacturing, marketing, and selling composite and other housing systems, utilizing the information and technology processed and developed by TDP.

         WHEREAS, TDP created and funded Daedalus Composites, Inc., a Canadian company, to own and operate the plant in Canada.

         WHEREAS,   DBS  was  created  to  be  owned   proportionately   by  the
shareholders of TDP.

         WHEREAS, the shares of DBS have been allocated to the shareholders of TDP proportionately to their individual ownership in TDP, except Edward A. Mcculloch as the majority shareholder and sole director of TDP has agreed to substantially reduce and curtail his equity ownership until certain earnings have been attained by DBS.

         WHEREAS, the shares in DBS have been issued to its shareholders.

         WHEREAS, the shares in DCI are to be transferred to DBS so that DBS may operate the business herein contemplated.




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

         It is therefore agreed:

1. Shares of Daedalus Composites, Inc. All shares, title, and ownership in the shares of Daedalus Composites, Inc. are hereby irrevocably transferred and assigned to DBS.

2.  Purchase of Corporate Stock of Daedalus Composites, Inc.


                  2.1 Instruments of Assignment. The sale, assignment and transfer of the above stock to DBS shall be effected by TDP's execution and delivery of the Stock Certificates, assignments and other good and sufficient instruments of transfer and conveyance as shall be satisfactory to DBS and its Counsel and shall be effective to vest in DBS all of TDP's right, title and interest in the above corporate stock.

                  2.2 Documentation. At or prior to Closing, TDP shall provide DBS with all existing documentation available to TDP and necessary in the operation of Daedalus Composites, Inc., including, but not limited to, copies of agreements with suppliers, worksheets and invoices for 1999, all financials with respect to this operations for year 1999, equipment records reflecting date of purchase, warranties, maintenance and repair information, TDP's list of suppliers, and all intangible rights.

                  2.3 Liabilities. DBS shall not be or become responsible for any debts, claims, obligations, contracts or liabilities of TDP, with respect to Daedalus Composites, Inc., accruing before October 31, 1999 until closing, whether known or unknown, fixed or contingent, including but not limited to tax liabilities, license fees, or assessments made by Federal, state or local governments, except all liabilities of the Lease accruing after date of settlement.

                  2.4 Allocation of Purchase Price. TDP and DBS mutually agree that the stock of DCI shall be allocated as follows:

                  The stock and the underlying assets of Daedalus Composites, Inc.

                  TOTAL                           $2,500,000.00

         None of the parties hereto shall take for tax purposes any position inconsistent with the allocation of valuation set forth above.


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3.  Bulk Sales Compliance

                  3.1 Notice to Creditors. If applicable, within five (5) days after execution of this Agreement, but in no event less than fifteen
         (15) days prior to Closing, TDP shall prepare and furnish to DBS a list of creditors of TDP which conforms to all of the requirements of the Virginia Uniform Commercial Code -- Bulk Transfers, in particular the requirements as to form set forth in Virginia Code Section 8.6-104 and any Canadian equivalent statute.

4. Representations and Warranties of TDP. TDP represents and warrants to DBS as follows:

                  4.1 Conduct of Business. At all times after execution of this Agreement, TDP agrees to conduct the business of its Canadian subsidiary only in the ordinary course, without incurring any obligations or liabilities which would affect its obligations under this Agreement, up to the Closing.

                  4.2 Title to Assets. Except as otherwise provided herein, TDP through its subsidiary has good and marketable title to all of the Assets, and none of the Assets or use thereof: (i) is subject to any restrictions, liens, pledges, claims, encumbrances, licenses or rights of others of any kind or nature; (ii) encroaches or infringes on the property rights of another; or (iii) contravenes any applicable law, ordinance or regulation.

                  4.3 Transfer. The transfer of the Corporate Stock of Daedalus Composites, Inc. is not made with intent to delay, hinder or defraud creditors, DBS or other persons, as defined in Virginia Codess.55-80 or Canadian equivalent statute.

                  4.4 Creditors. Except as provided herein all claims of creditors will be paid by TDP when due.

                  4.5 Lease. DBS have been provided with a draft copy of the Lease (the "Lease") for the Premises of Daedalus Composites, Inc. TDP represents that it is not in default under the Lease in any respect and that the Lease is in full force and effect in all respects and binding upon the Landlord and TDP.

                  4.6 Applicable Laws and Regulations. The Assets of Daedalus Composites, Inc. are installed and are being maintained, and Daedalus Composites, Inc.'s business has, at all times, operated in full compliance with all applicable health, safety, zoning and land use, and other laws, rules and regulations and contractual provisions, if any.

                  4.7 Environmental Laws and Regulations. TDP and Daedalus Composites, Inc. is in compliance in all material respects with all applicable Federal, Provincial and local laws and regulations relating to environmental protection and zoning including, but not limited to, all laws and regulations governing the generation, use, collection, discharge, or disposal of Hazardous Materials and all laws and regulations with regard to record keeping, notification and reporting requirements respecting Hazardous Materials. TDP and/or its subsidiary has not been alleged to be in violation of, nor has it been subject to any administrative or judicial proceeding pursuant to, such laws or regulations either now or any time during the past three (3) years. There are no facts or circumstances which TDP or its subsidiary reasonably expects could form the basis for the assertion of any claim against TDP or its subsidiary relating to environmental matters including, but not limited to, any claim arising from past or present environmental practices asserted under any other Federal, Provincial or local environmental statute, which TDP or its subsidiary believes might have a material adverse change in the assets, properties, business, condition (financial or otherwise), operation or prospects of TDP.



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

                  4.8 Permits and Licenses. TDP and/or its subsidiary has all necessary permits, Certificates of Occupancy, licenses and approvals ("Permits") from all governmental agencies required to own and use the Assets in, and operate the business, and all Permits are in good standing and in full force and effect.

                  4.9 Information Furnished. Financial information, operating information, contract information and data previously provided to DBS are complete and accurate in all material respects.

                  4.10 Employees. There are no employee benefit plans of TDP or its subsidiary. All payments of salary, benefits, insurance or taxes paid to or on behalf of their employees are current, and there are no claims or causes of action by employees or former employees of TDP or its subsidiary. All obligations, loans or debts due any officer, employee, shareholder, director or related party to any of the above is and shall be the sole obligation of TDP.

                  4.11 Notice of Breach or Adverse Action. TDP has not received notice and has no knowledge of any breach of any contract, law, ordinance or regulation relating to Daedalus Composites, Inc.'s business or the Premises or the Assets.

                  4.12   No   Litigation.   There   are   no   actions,   suits,
         investigations or proceedings pending or threatened against or affecting TDP or TDP Shareholder (or any of them) or any of their respective assets or properties, in any court or before any arbitrator, or before or by any governmental department, commission, bureau, board, agency or instrumentality, domestic or foreign, which, if adversely determined, would adversely affect TDP's or Daedalus Composites, Inc.'s ability to operate the business or the Assets, or would adversely affect its financial condition in any material respect, or would impair the ability of TDP or Daedalus Composites, Inc. to perform their respective obligations hereunder. Furthermore, there are no defaults by TDP or Daedalus Composites, Inc. (or either of them) under any applicable order, writ, injunction, decree or award of any Court or arbitrator or any governmental department, board, agency or instrumentality which would adversely affect TDP's or Daedalus Composites, Inc. ability to operate its business or the Assets, or would adversely affect its financial condition in any material respect, or would materially impair the ability of TDP or Daedalus Composites, Inc. to perform their respective obligations hereunder.

                  4.13 Tax Obligations. TDP has filed or caused to be filed, within the times and in the manner prescribed by law, all Federal, state, local and foreign tax returns and tax reports which are required to be filed by, or with respect to, TDP. Such returns and reports reflect accurately the liability for taxes of TDP for the periods covered thereby. All Federal, state, local and foreign income, profits, franchise, sales, use, occupancy, excise and other taxes and assessments (including interest and penalties) payable by, or due from, TDP have been fully paid or adequately disclosed and fully provided for in the books and financial statements of TDP. The Federal income tax liability of TDP has been finally determined for all fiscal years to and including the fiscal year ended December 31, 1998. No examination of any tax return or report of TDP or Daedalus Composites, Inc. is currently in progress. There are no (i) audits or investigations pending or threatened against TDP or TDP Shareholders in respect to taxes asserted by any governmental authority, (ii) outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of TDP and (iii) agreements with any Federal, state, county or local taxing authority that may affect the subsequent tax liabilities of TDP.


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


                  4.14 Organization, Authority. TDP is duly organized, validly existing, and in good standing under the laws of the State of Virginia and has the corporate power and authority to own its properties and to conduct the business now conducted by it. TDP has full corporate power and authority to enter into this Agreement and carry out its obligations hereunder.

                  4.15 No Change in Business. Neither TDP nor Daedalus Composites, Inc. have any knowledge or reason to know of any existing termination, cancellation, limitation, modification or change or threat of any such termination, cancellation, limitation, modification or change of the business relationship of TDP with any customer, or any other person which would have a material impact on the business presently conducted by TDP. Neither TDP or said Daedalus Composites, Inc. has any knowledge of any specific reason (other than general market conditions) why Daedalus Composites, Inc. customers would not continue to do business with DBS in the future to the same or a greater extent as they have done business with TDP and/or Daedalus Composites, Inc. in the past.

                  4.16 No Violation. The execution and delivery by TDP, of this Agreement, the consummation by them of the transactions contemplated hereby, and compliance by them with the terms hereof, will not:

                  (i) violate or result in the breach of or contravene any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, determination or award of any Court, governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator, applicable to TDP or Daedalus Composites, Inc. or to assets and properties of TDP or Daedalus Composites, Inc.;

                  (ii) result in prohibited action under any term or provision of, or the material breach of any term or provision of, the termination of, or the acceleration or permitting the acceleration of the performance required by the terms of, or constitute a default under or require the consent of any party to, any loan agreement, indenture, mortgage, deed or trust or other contract, agreement or instrument, to which TDP or Daedalus Composites, Inc., or any of them, is a party or by which any is bound; or

                  (iii) conflict with the Articles of Incorporation or By-Laws of TDP or Daedalus Composites, Inc. or any other agreements, licenses or permits of any kind relating to the formation, management, operation or other activity of TDP or Daedalus Composites, Inc.

5. Conditions Precedent to Obligations of DBS. The obligations of DBS under this Agreement are subject to the conditions that, at or prior to the Closing Date, the following conditions shall be satisfied.

                  5.1 TDP shall have signed this Agreement, obligating and committing TDP to sell to DBS the corporate stock of Daedalus Composites, Inc. The individuals signing this Agreement on behalf of Daedalus Composites, Inc. shall have authority to do so. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly authorized by TDP's Board of Directors. Evidence of Director approval shall be provided to DBS at Closing since Daedalus Composites, Inc. is the wholly owned subsidiary of TDP.


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                  5.2 The  representations  and  warranties  of TDP set forth in this Agreement in connection with the transactions contemplated by this Agreement shall be true and correct on the date when made and at Closing.

                  5.3 TDP shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or contemporaneously with Closing.

                  5.4 TDP shall have taken all  actions  (whether  corporate  or otherwise) which, in DBS reasonable judgment, are necessary or appropriate to authorize the execution and delivery of this Agreement, the transactions contemplated by this Agreement, and all documents and instruments incident to such transactions.

                  5.5 There shall be no suit, action, investigation, inquiry or other proceeding by any governmental authority or any other person or any other legal or administrative proceeding pending or threatened which questions the validity or legality of the transactions contemplated by this Agreement, or seeks damages in connection therewith.

                  5.6 There shall have been no fire, flood, or other casualty, which has a materially adverse affect on the value of Daedalus Composites, Inc.'s business.

                  5.7 All inventory and property, contracts, furniture, fixtures and equipment shall not be damaged, assigned, conveyed, converted, or in any manner removed from the Premises of Daedalus Composites, Inc.

                  5.8 The business conducted at the Premises shall continue to be an ongoing business at the date of Closing, and there shall have been no material adverse change to the existence, nature or quality of said business.

         In the event that any of the foregoing conditions are not satisfied, TDP shall have notice and opportunity to cure. Time to cure shall be fifteen
(15) business days. If the condition remains unsatisfied, at the option of DBS, this Agreement shall be null and void and the parties shall have no further liability hereunder.

6.  Conditions Precedent to Obligations of TDP:

                  6.1 This Agreement shall have been signed by DBS, obligating and committing DBS to purchase and TDP to sell the stock of Daedalus Composites, Inc. of TDP set forth herein. The person signing the Agreement on behalf of TDP shall have the authority to do so.

                  6.2 DBS shall have performed and complied with all agreements, conditions, representations and warranties contained in the Agreement required to be performed or complied with by it prior to or contemporaneously with Closing.

7. Closing. The sale and purchase of stocks provided for in this Agreement shall be consummated by October 31, 1999. (The date and event of the sale of purchase, respectively, hereinafter referred to as the "Closing Date" and the "Closing.") The parties hereto acknowledge that they are entitled to be represented by Counsel of their own choosing at the Closing.

8. Access to Information. The parties hereto acknowledge that prior to the execution of this agreement, DBS have had the right to verify the Assets set forth herein, interview employees, and to examine and/or copy all of the books and records of TDP and Daedalus Composites, Inc., in person or by the agents, attorneys or accountants and to observe the inventory and facilities of the business.


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9.  Indemnification  and Hold Harmless.  TDP as herein  identified  shall and do jointly and severally indemnify, defend and hold harmless DBS, their members, officers, directors, shareholder, successors and assigns against any and all losses, damages, demands, claims, assessments, actions, taxes, deficiencies, penalties, interest, attorneys' fees, costs and expenses arising out of or incident to any of the following:

         (a) If any representation or warranty made by TDP or Daedalus Composites, Inc. in this Agreement shall be untrue, or if any covenant of TDP or Daedalus Composites, Inc. not be performed;

         (b) Without limiting the generality of the foregoing, any claim asserted against DBS, its successors or assigns, and alleged to arise out of any act, omission, obligation or liability of TDP or Daedalus Composites, Inc. or any of their employees (while employed by TDP or Daedalus Composites, Inc.) or agents including, but not limited to, claims of ownership of or rights to the corporate stock, taxes of all kinds except those assumed herein, any claim made under the Bulk Transfers Title of the Uniform Commercial Code, any claim, damage or liability resulting from negligence or products liability of TDP or of Daedalus Composites, Inc., and any claim, damage or liability resulting from lack of compliance by TDP or Daedalus Composites, Inc. with laws or governmental regulations, whether Federal, state or local.

10.  Post-Closing Covenants of Parties.

                  10.1 At the request of DBS, TDP and Daedalus Composites, Inc. shall deliver any further instruments of transfer and take any and all action as may be in the reasonable opinion of Counsel for DBS, necessary and appropriate to:

                  (i) vest in DBS good and marketable title to the corporate stock of Daedalus Composites, Inc.;

                  (ii)  vest in DBS all rights in  Daedalus Composites, Inc.

                  10.2 TDP shall do no act to dissolve, liquidate, or terminate the existence of Daedalus Composites, Inc. at any time prior to the effective date of the Stock Purchase Agreement. Until said date, TDP shall remain in good standing and qualified to do business in Canada.

11. Expenses. TDP and DBS shall each pay their own expenses and costs, including without limitation all Counsel fees, transfer taxes and taxes arising out of this transaction.

12.   Miscellaneous

                  12.1 Waiver of Breach. Any waiver by any party hereto of a breach of any of the provisions of this Agreement by any other party shall not operate or be construed as a waiver by the other parties of any of the rights and privileges of said parties hereunder or of any subsequent breach.


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                  12.2  Controlling  Law. This Agreement  shall be  interpreted, construed and administered according to the law of the Commonwealth of Virginia.

                  12.3 Survival of Representations and Warranties. This Agreement shall not be deemed merged into any Bill of Sale or other document executed at or pursuant to Closing. All of the representations and warranties of all parties set forth in this Agreement shall survive the Closing Date and shall not be affected by any investigation, verification or approval by any party hereto or by anyone on behalf of any such parties.

                  12.4 Construction. The language in all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either party.

                  12.5 Further Acts. TDP shall, at any time and from time to time after the Closing Date, upon request of DBS, do, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be required to convey, transfer to and vest in DBS, and protect the right, title, interest in and enjoyment of, the assets of TDP intended to be assigned, transferred and conveyed pursuant to this Agreement.

                  12.6 Counterparts. This Agreement may be executed and/or conformed in any number of counterparts, each of which shall be deemed original.

                  12.7 Alteration. This Agreement may be altered, amended, modified or terminated only by a writing signed by all of the parties hereto.

13. License. The Licensor grants to the Licensee the exclusive, nontransferable right and license to manufacture, use, market, sell and otherwise to commercialize the patents, potential patents, technology, information and processes, and the improvements (the "Technology) throughout the world related to residential housing units. Such license includes the right to grant sublicenses upon terms consistent with this agreement. The exclusive right and license herein granted shall apply to all inventions, improvements, patent application or letters patent, which the Licensor now owns or controls, or hereafter shall own or control, relating to the Technology.

         The current embodiment of the technology is in the form of panels that are fabricated from advanced composite technology, principally from recycled polyolefins, primarily polyethylene, with various additives, including glass fiber and talc, to increase performance parameters and the typical attributes of composites such as strength, flexibility, durability, and permanence. Production technologies presently include compression, injection-compression, thermoforming and various other plastic forming method.


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


14.  Representations of Licensor.  The Licensor represents the following:

                  a. that the licensor is the exclusive owner of all rights to any potential patent, has the right to grant this exclusive license, and has not granted to any other person, firm or corporation any right, license, shop right, or privilege thereunder;

                  b. that the Licensor has at no time filed, or caused to be filed, applications for letters patent, or obtained in its name, or caused to be obtained in the name of others, any letters patent in the United States or elsewhere, relating to the Invention or articles similar thereto.

15. Necessary Aid and Information. The Licensor shall furnish to the Licensee, its nominees, or patent attorneys all information and documents relating to the technology, trade secrets, potential patents, etc., which are necessary to enable the Licensee to prosecute the patent applications and to conduct operations under the terms of this agreement. The Licensor shall not reveal such information or any information relating thereto to any other person without the approval of the Licensee.

16. Patents. Any letters patent issued on such technology and its improvements shall be the exclusive property of the Licensor, subject to the license hereby granted. The Licensee shall prepare, file and prosecute, in the name of the
Licensor but at its own expense, applications for the letters patent of the United States for the Invention and all improvements hereafter made by the Licensor, Licensee or sublicensees. The Licensor shall, without further consideration, at the request of the Licensee, do all acts necessary for obtaining, sustaining, reissuing, or extending any letters patent and shall give testimony and otherwise provide evidence in cases of interference.

17. License Year. A license year shall be a period of one-year starting on January 1 of one year and ending on December 31 of the same year.

18.  Royalties.  The Licensee shall pay and deliver to the Licensor:

               a. $1,000 by certified check upon the execution of this agreement.

               b. Royalties equivalent to 5% of gross sales of any products in which the Technology is embodied.

19. Payment of Royalties. The Licensee shall at all times keep an accurate account of all operations under the scope of this license, shall render written statements thereof to the Licensor within 30 days after every quarter-annual period of each license year during the life of this agreement, and shall pay to the Licensor with each such statement the amount of all royalties earned during the corresponding quarter-annual period. The Licensor shall have the right, at its own expense and not more often than once in each quarter-annual period, to have the Licensee's books examined for the purpose of verifying such royalty statements. In all sublicensing agreements, the Licensee shall procure for the Licensor a similar right to have the books of the sublicensee examined for the purpose of verifying royalty statements.

20.  Covenants of licensee.  The Licensee covenants as follows:

               a.   The Licensee shall in good faith and with diligence  conduct
                    all  manufacturing,   marketing,  and  other  operations  in
                    accordance with the best business customs of its industry.


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


21. Term. This license shall continue indefinitely so long as revenues are generated as a result of building systems technologies being brought to Daedalus Building System, Inc., subject to the following:

               a. If royalty payments to the Licensor are in arrears for 60 days after the due date, or if the Licensee defaults in performing any of the other terms of this agreement and continues in default for a period of 60 days, of if the Licensee is adjudicated a bankrupt or becomes insolvent, or enters into a composition with creditors, or if a receiver is appointed for it, then the Licensor shall have the right to terminate this agreement upon giving notice to the Licensee ten days before the time when such termination is to take effect, and if the cause for such notice is not cured within the ten days, then at the expiration of the ten days the agreement shall terminate, without prejudice to any moneys due or to become due to the Licensor under this agreement, and without prejudice to any other rights of the Licensor.

               b.   Upon  termination  of  this  agreement  for any  cause,  the
                    Licensee  shall  duly  account  to the  Licensor  and  shall
                    transfer  to  him  all  rights   which  it  may  possess  in
                    sublicenses, letters patent, inventions, trade names, and trademarks, relating to the Invention/technology.

22. Infringement. The Licensee shall defend at its own expense all infringement suits that may be brought against is on account of the manufacture, use or sale of the Invention/technology, and when information is brought to its attention indicating that others without license are unlawfully infringing on the rights granted in this agreement, it shall prosecute diligently any infringer at its own expense. In connection with such suits, the Licensor shall, at the expense and at the request of the Licensee, give evidence and execute such documents as the Licensee may require.

23. Notice. Any notice required or permitted to be given under this Agreement shall be given in writing and sent by certified mail to the address of the party set forth herein, unless that party shall give notice of a different address. The date of notice shall be the date of mailing. Any notices under this Agreement shall also be delivered to:

         If to DBS:                 Daedalus Building Systems, Inc.
                                    8653 Richmond Highway
                                    Alexandria, Virginia  22309

         If to TDP:                 The Daedalus Project, Inc.
                                    8653 Richmond Highway
                                    Alexandria, Virginia 22309

         With copies to:            Herbert S. Rosenblum, Esquire
                                    Post Office Box 58
                                    Alexandria, VA  22313-0058

24. Assignment. The Licensee shall not have the right to assign this agreement without the prior written consent of the Licensor.

25.  Arbitration.   Any  dispute  under  this  agreement  shall  be  settled  in
Alexandria, Virginia by arbitration pursuant to the rules, then obtaining, of the American Arbitration Association.

         In witness whereof the parties have executed this agreement on the date first set forth above.

                                                 SELLER AND LICENSOR:
                                                 The Daedalus Project, Inc.

                                                 /s/
                                                     ---------------------------
                                                     Edward A. McCulloch
                                                     President

                                                 PURCHASER AND LICENSEE:
                                                 Daedalus Building Systems, Inc.

                                                 /s/
                                                     ---------------------------
                                                      Patricia L. Espino-Nayar
                                                      Vice President


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